Exhibit 99.1

Press Release

Media Relations Contact:

Eric DeRitis (408) 658-1561

eric.deritis@seagate.com

SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2016 FINANCIAL RESULTS

CUPERTINO, CA — April 29, 2016 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the third quarter of fiscal year 2016 ended April 1, 2016. For the third quarter, the Company reported revenue of approximately $2.6 billion, gross margin of 20.2%, net loss of $21 million and diluted loss per share of $0.07.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 22.7%, net income of $66 million and diluted earnings per share of $0.22. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial tables.

During the third quarter, the Company generated approximately $205 million in operating cash flow and paid cash dividends of $188 million. There were 298 million ordinary shares issued and outstanding as of the end of the quarter. Cash, cash equivalents and short-term investments totaled approximately $1.2 billion at the end of the quarter.

“Our quarterly results fell short of our expectations as a result of several near-term demand factors.  Despite these challenges, we believe we have the product portfolio, technology roadmap and operational leverage to ensure we are well-positioned for long-term success,” said Steve Luczo, Seagate’s chairman and chief executive officer. “Accordingly, we are aggressively working to position Seagate to respond to new demand levels and are committed to ongoing financial discipline.”

Luczo continued, “Although the short-term dynamics of our industry are challenging, we continue to see significant and growing Exabyte demand, particularly as enterprise applications shift to cloud environments.  As we look forward, our strategic focus is unchanged — we are broadening our storage portfolio to meet the needs of our growing global customer base, building upon our strong competitive position and optimizing our business for continued financial performance.  These focus areas will enable us to build lasting value for shareholders.”

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $0.63 per share, which will be payable on May 24, 2016 to shareholders of record as of the close of business on May 10, 2016. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board of Directors.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investors website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its fourth fiscal quarter of 2016 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 9:00 a.m. Pacific Time at http://www.seagate.com/investors.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ended July 1, 2016 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; our ability to comply with certain covenants in our debt with respect to financial ratios and financial condition tests; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this report by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 1, 2016	July 3, 2015 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,193	$2,479
Short-term investments	6	6
Accounts receivable, net	1,250	1,735
Inventories	928	993
Deferred income taxes	—	122
Other current assets	223	233
Total current assets	3,600	5,568
Property, equipment and leasehold improvements, net	2,165	2,278
Goodwill	1,238	874
Other intangible assets, net	492	370
Deferred income taxes	619	496
Other assets, net	260	259
Total Assets	$8,374	$9,845
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,504	$1,540
Accrued employee compensation	170	256
Accrued warranty	108	135
Accrued expenses	477	412
Total current liabilities	2,259	2,343
Long-term accrued warranty	97	113
Long-term accrued income taxes	28	33
Other non-current liabilities	177	183
Long-term debt	4,130	4,155
Total Liabilities	6,691	6,827

Equity:
Total Equity	1,683	3,018
Total Liabilities and Equity	$8,374	$9,845

(a) The information as of July 3, 2015 was derived from the Company’s audited Consolidated Balance Sheet as of July 3, 2015.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Revenue	$2,595	$3,330	$8,506	$10,811

Cost of revenue	2,071	2,375	6,553	7,778
Product development	298	346	930	1,029
Marketing and administrative	150	219	491	654
Amortization of intangibles	29	33	94	95
Restructuring and other, net	20	14	95	24
Gain on arbitration award, net	—	—	—	(620)
Total operating expenses	2,568	2,987	8,163	8,960

Income from operations	27	343	343	1,851

Interest income	1	1	2	4
Interest expense	(47)	(48)	(142)	(152)
Other, net	28	8	18	118
Other (expense) income, net	(18)	(39)	(122)	(30)

Income before income taxes	9	304	221	1,821
Provision for income taxes	30	13	43	216
Net income (loss)	$(21)	$291	$178	$1,605

Net income (loss) per share:
Basic	$(0.07)	$0.90	$0.59	$4.92
Diluted	(0.07)	0.88	0.59	4.81
Number of shares used in per share calculations:
Basic	298	323	300	326
Diluted	298	330	303	334

Cash dividends declared per ordinary share	$0.63	$0.54	$1.80	$1.51

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	April 1, 2016	April 3, 2015
OPERATING ACTIVITIES
Net income	$178	$1,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	615	629
Share-based compensation	95	106
Impairment of long-lived assets	25	—
Deferred income taxes	1	(3)
Loss on sale of property and equipment	—	1
(Gain) loss on redemption and repurchase of debt	(3)	52
Other non-cash operating activities, net	13	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	531	(36)
Inventories	85	(61)
Accounts payable	(31)	149
Accrued employee compensation	(92)	(40)
Accrued expenses, income taxes and warranty	1	(9)
Vendor non-trade receivables	17	30
Other assets and liabilities	(24)	5
Net cash provided by operating activities	1,411	2,419
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(441)	(546)
Purchases of short-term investments	—	(5)
Sales of short-term investments	—	4
Maturities of short-term investments	—	19
Cash used in acquisition of business, net of cash acquired	(634)	(450)
Other investing activities, net	10	(90)
Net cash used in investing activities	(1,065)	(1,068)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(22)	(536)
Net proceeds from issuance of long-term debt	—	498
Taxes paid related to net share settlement of equity awards	(55)	—
Repurchases of ordinary shares	(1,090)	(907)
Dividends to shareholders	(539)	(493)
Proceeds from issuance of ordinary shares under employee stock plans	78	91
Other financing activities, net	(4)	(12)
Net cash used in financing activities	(1,632)	(1,359)
Effect of foreign currency exchange rate changes on cash and cash equivalents	—	(22)
(Decrease) in cash and cash equivalents	(1,286)	(30)
Cash and cash equivalents at the beginning of the period	2,479	2,634
Cash and cash equivalents at the end of the period	$1,193	$2,604

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net earnings per share and gross margin, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME (LOSS) AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended April 1, 2016	For the Nine Months Ended April 1, 2016
GAAP net income (loss)		$(21)	$178
Non-GAAP adjustments:
Revenue	A	(4)	(3)
Cost of revenue	B	67	107
Product development	C	2	11
Marketing and administrative	D	9	23
Amortization of intangibles	E	27	89
Restructuring and other, net	F	20	96
Other expense (income), net	G	(34)	(24)
Non-GAAP net income		$66	$477

Diluted net income (loss) per share:
GAAP		$(0.07)	$0.59
Non-GAAP		$0.22	$1.57

Shares used in diluted net income (loss) per share calculation
GAAP		298	303
Non-GAAP		299	303

A For the three and nine months ended April 1, 2016, Revenue has been adjusted on a non-GAAP basis to exclude sales return provision for certain products that will be discontinued and revenue associated with our disposed data services business.

B For the three and nine months ended April 1, 2016, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions, recognition of certain terminated contracts and write down of inventory, other acquisition related expenses, and write off of certain fixed assets.

C For the three and nine months ended April 1, 2016, Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions.

D For the three and nine months ended April 1, 2016, Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets, the impact of integration costs associated with acquisitions, and marketing and administrative expenses of our disposed data services business.

E For three and nine months ended April 1, 2016, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

F For three and nine months ended April 1, 2016, Restructuring and other net, primarily related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business, has been excluded on a non-GAAP basis.

G For three and nine months ended April 1, 2016, Other expense (income), net has been adjusted on a non-GAAP basis to exclude the payment of the unpaid interest of $33 million on the final arbitration award amount in the Company’s case against Western Digital, the net impact of gains recognized on the early repurchase of debt, and the impairment of certain strategic investments.